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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                    May 25, 2001


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                       0-21736                 84-1158484
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



240 Main Street
Post Office Box 21
Black Hawk, Colorado                                                  80422
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (303) 582-1117
                                                               -----------------


                                    No Change
       ------------------------------------------------------------------
       Former name or former address if changed since date of last filing



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Item 5.           Other Events.

         On May 25, 2001, a lawsuit was filed in The United States District Court for the District of Colorado (Case No. 01-D-0964) by the City of Central ("Central City"), several casino operators located in Central City and others against the City of Black Hawk, the Black Hawk Casino Owners Association and several casino operators located in Black Hawk, including the registrant, Black Hawk Gaming & Development Company, Inc., and others. The suit alleges that the defendants caused economic harm to the plaintiffs by engaging in a conspiracy and scheme to harm competition, restrain trade and monopolize the gaming industry in the Gilpin County, Colorado market in violation of federal and state constitutional law, statutory and common law. The plaintiffs allege that the purpose of the Constitutional amendment authorizing limited stakes gaming in Colorado was to promote the historical preservation of Central City, Black Hawk and Cripple Creek, Colorado, however the City of Black Hawk encouraged and facilitated large Las Vegas style casinos. Also, the complaint alleges that starting in 1996 the City of Black Hawk began interfering in Central City's plans to construct a road directly from I-70 to Central City (the "Southern Access"). It is further alleged that all the defendants entered into a conspiracy in 1998 to block construction of the Southern Access by purchasing four mining claims located within properties sought to be annexed by Central City. The plaintiffs seek compensatory, treble and exemplary damages against the defendants in amounts to be proven at trial along with interest, costs and attorney's fees. The registrant believes the suit is without merit and intends to vigorously defend it.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               BLACK HAWK GAMING &
                                               DEVELOPMENT COMPANY, INC.



                                               By:  /s/ Stephen R. Roark
                                                  ------------------------------
                                                   Stephen R. Roark, President

Date:  June 4, 2001